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                                                                   EXHIBIT 10.09

                           FACILITY PURCHASE AGREEMENT


         This Facility Purchase Agreement (the "Agreement")is entered into by and between Alumax Mill Products, Inc., a Delaware corporation, with its principal place of business at 12 Salt Creek Lane, Hinsdale, Illinois ("Alumax") Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association, formerly known as The Connecticut National Bank), with its principal place of business at 777 Main Street, Hartford, Connecticut 06115, in its individual capacity ("Fleet"), and not in its individual capacity but solely as the Owner Trustee ("Owner Trustee") for U S WEST Financial Services, Inc., a Colorado corporation ("USWFS"), with its principal place of business at 6200 South Quebec Street, Suite 350, Englewood, Colorado.

         WHEREAS, USWFS is the successor-in-interest to U S WEST CAPITAL CORPORATION, a New York corporation ("USWCC");

         WHEREAS, Alumax, as Lessee, and Owner Trustee, as Lessor, entered into a certain Facility Lease dated as of November 25, 1986 (the "Facility Lease") concerning an aluminum container sheet plant and all additions and accessions thereto located in Bowie County, Texas as more fully described in the Facility Lease (the "Facility"); and

         WHEREAS, Alumax, as Ground Lessor, and Owner Trustee, as Ground Lessee, entered into a Ground Lease dated as of November 25, 1986 concerning certain land in Bowie County, Texas on which the Facility is situated; and

         WHEREAS, Alumax, as Site Lessee, and Owner Trustee, as Site Lessor, entered into a Site Lease dated as of November 25, 1986 (the "Site Lease") concerning certain land in Bowie County, Texas on which the Facility is situated; and

         WHEREAS, Alumax, as Lessee, Alumax Inc., as guarantor, USWCC (USWFS's predecessor), as Owner Participant, Owner Trustee, and The Connecticut Bank and Trust Company, National Association, as Indenture Trustee (whose interest has been succeeded to by State Street Bank and Trust Company of Connecticut, National Association), and various financial institutions (hereinafter, the "Note Holders") entered into that certain Participation Agreement dated as of November 25, 1986 relating to the leveraged lease financing of the Facility; and

         WHEREAS, by the First Amendment to the Participation Agreement dated as of December 31, 1990, Alumax (as Lessee), Alumax




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Inc. (the Guarantor), AMAX Inc., USWFS (as owner Participant), Owner Trustee and in its individual capacity as "Owner Bank," certain Financial Institutions listed on Schedule 1 to the Participation Agreement (the "Financial Institutions"), and the State Street Bank and Trust Company of Connecticut, successor to The Connecticut Bank and Trust Company, National Association, (acting in its capacity as Indenture Trustee) agreed to delete Alumax Inc. as a party to the Participation Agreement and release and discharge Alumax Inc. from its Guaranty Agreement dated as of November 25, 1986 in return for the substitution of AMAX Inc. as a party to the Participation Agreement and as the guarantor of the obligations of Alumax under the Fundamental Agreements; and

         WHEREAS, by the First Supplemental Indenture dated as of December 31, 1990, Owner Trustee and State Street Bank and Trust Company, successor to The Connecticut Bank and Trust Company, National Association (acting solely in its capacity as Indenture Trustee) agreed to amend the Indenture, Security Agreement and the First Deed of Trust dated as of November 25, 1986 ("Indenture") to release Alumax Inc. from its obligations under the Guaranty Agreement dated as of November 25, 1986 and to substitute therefor the obligations of AMAX Inc. under its Guaranty Agreement dated as of December 31, 1990 ("AMAX Guaranty"); and

         WHEREAS, in connection with the spin-off of Alumax Inc. from AMAX Inc. in November, 1993, Alumax, Alumax Inc., USWFS, the Owner Trustee, the Indenture Trustee and the Financial Institutions entered into the Second Amendment to Participation Agreement dated as of July 30, 1993 and agreed to amend the Participation Agreement to release and discharge AMAX Inc. from its obligations under the AMAX Guaranty and to substitute therefor the Guaranty Agreement of Alumax Inc. dated as of July 30, 1993 ("Second Alumax Guaranty"); and

         WHEREAS, in connection with the spin-off of Alumax Inc. from AMAX Inc. in November, 1993, the Owner Trustee and the Indenture Trustee executed the Second Supplemental Indenture dated as of July 30, 1993 and agreed to amend the Indenture to substitute Alumax Inc. for AMAX Inc. as a party thereto and to release and discharge AMAX Inc. from its obligations under the AMAX Guaranty and to substitute in AMAX's place the obligations of Alumax Inc. under the Second Alumax Guaranty.

         WHEREAS, as a credit enhancement for the Second Alumax Guaranty, Alumax Inc. and USWFS executed a Letter of Credit Agreement dated as of November 11, 1993 whereby Alumax Inc. agreed to and did provide to USWFS a letter of credit for the benefit of USWFS with respect to the Second Alumax Guaranty; and



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         WHEREAS, as a credit enhancement for the Second Alumax Guaranty, Alumax
Inc. and Stonewall Insurance Company, Dixie Insurance Company, Windsor Insurance Company and Great American Life Insurance Company, each a holder of one or more notes issued under the Indenture, entered into letter agreements dated as of November 5, 1993 whereby Alumax Inc. agreed to and did provide the foregoing
Note Holders with letters of credit for their benefit with respect to the Second Alumax Guaranty; and

         WHEREAS, pursuant to Section 4(a) of the Second Alumax Guaranty and by further agreement of Owner Trustee, USWFS (acting as Owner Participant) dated as of February 7, 1996, Alumax Inc. caused a letter of credit to be provided to the Owner Trustee in the face amount of the outstanding Casualty Value, net of existing letters of credit and other existing security. This letter of credit was further subject to an assignment agreement between Alumax Inc. and the Owner Trustee whereunder the letter of credit would be assigned and delivered to the Indenture Trustee. This assignment was effected on March 29, 1996.

         WHEREAS, USWFS is the successor by merger to USWCC; and

         WHEREAS, USWFS, the Note Holders, the Owner Trustee and the Indenture Trustee are parties to one or more trust and indenture agreements that relate to the foregoing transactions; and

         WHEREAS, pursuant to Section 21.1.2(A) of the Facility Lease, Alumax has the option to purchase all, but not less than all, of the Facility and to thereby terminate the Facility Lease and with it the Ground Lease and the Site Lease and the related financing, trust, guaranty and facility support agreements; and

         WHEREAS, Alumax desires to exercise its option pursuant to Section 21.1.2(A) of the Facility Lease and to purchase the Facility, and Owner Trustee, at the written direction of the Owner Participant, desires to sell the Facility and to undertake all the actions required by the Fundamental Agreements to give effect to Alumax's exercise of its option to purchase the Facility and to fully pay and extinguish the rights of Fleet, the Owner Trustee, the Owner Participant, the Indenture Trustee and the Note Holders in and to the Facility and in and to the Fundamental Agreements, as amended or substituted, except such Fundamental Agreements or portions thereof which are to survive the purchase of the Facility by Alumax, as specifically set forth below.

         NOW, THEREFORE, the parties agree as follows:

         1. Terms and Definitions and Incorporation of Fundamental Agreements. All capitalized terms not expressly defined in this Agreement shall have the meaning given to such



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terms in the Facility Lease or in the Fundamental Agreement in which they are defined. The phrase "Fundamental Agreement" shall have the meaning given to such phrase in the Appendix X of the Participation Agreement. Any reference herein to a Fundamental Agreement shall be to such agreement as it has been amended or substituted. For reference purposes only, the definitions set forth in the Fundamental Agreements are hereby incorporated herein by this reference.

         2.Purchase and Sale Obligations. Alumax hereby agrees to purchase the Facility and Owner Trustee agrees to bargain, transfer and sell the Facility to Alumax, free and clear of all Lessor Liens and Owner Participant Liens, and to terminate the Fundamental Agreements, except as set forth below, and to effect the full payment of the Notes. Notwithstanding any contrary provision of this Agreement, it is agreed that the Tax Indemnity Agreement shall remain in full force and effect and shall only, terminate in accordance with Section 11 thereof, the terms and provisions of Sections 7.2, 7.3, 7.4 and 7.5 of the Participation Agreement shall remain in full force and effect and shall only terminate in accordance with the provisions of Sections 7.2.8 and 11.10 thereof, and the terms and provisions in Section 3.2. of the Owner Trust Agreement shall remain in full force and effect and shall not be terminated.

         3. Purchase Price.

         In consideration for conveying all right, title and interest in the Leased Facility as provided in paragraph 2 herein to Alumax and for terminating the Fundamental Agreements (to the extent set forth in paragraph 2 above), at Closing Alumax will pay to Owner Trustee, the following sums (collectively, the "Purchase Price"):

                  A. The sum of Six Hundred Thirty Four Thousand Nine Hundred Forty and 87/100 Dollars ($634,940.87) (the prorated equity portion of the January 1, 1998 Lease payment).

                  B. A sum equal to the entire outstanding principal balance of the Notes (which, as of the Closing Date, is estimated to be approximately $54,386,386.82) plus accrued interest of approximately $2,316,860.08 and all other costs and expenses (except the Premiums) of securing the cancellation of the Notes and the release and discharge of the Indenture and those Fundamental Agreements securing the Notes.

                  C. Thirty-Five Million Nine Hundred Thousand and no/100 Dollars ($35,900,000.00) as hereinafter defined in this Agreement.



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                  D. The Premiums required to be paid in connection with the payment and discharge of the Notes.

The sums provided for in A, B and C above shall be deemed to constitute the Fair Market Sales Value of the Facility. Lessor and Lessee expressly waive the requirement to undertake and perform the Appraisal Procedure provided for in
Section 22.3 of the Facility Lease. Alumax shall not be entitled to pay any portion of the Purchase Price by assuming all or any portion of the Notes but rather, payment of the Purchase Price will be effected by wire transfer to the account designated in writing to Alumax by Owner Trustee and confirmed in writing by USWFS. Notwithstanding any term, calculation or formulation to the contrary in the Facility Lease or any other Fundamental Agreement, the parties acknowledge and agree that the Purchase Price has been fully negotiated between them and accepted, and it shall supersede any other price or price determination mechanism as may be called for in the Facility. Lease or any other Fundamental Agreement. Each party acknowledges that it has made its own independent determination as to the fair market value of the Facility and the fairness and reasonableness of the Purchase Price. Further, the parties acknowledge and agree that, having exercised its purchase option pursuant to Section 21.1.2(A) of the Facility Lease, and having irrevocably covenanted and agreed herein to give the Preliminary Election Notice required pursuant to Section 21.2 of the Facility Lease and the Final Election Notice as required pursuant to Section 22.2 of the Facility Lease, the duties of Owner Trustee to close the transaction evidenced hereby and the duties of Alumax to pay the Purchase Price and close the transaction evidenced hereby are and shall be deemed mandatory, both hereunder and under the Facility Lease. Accordingly, Alumax hereby assumes and agrees to pay the Purchase Price and acknowledges and agrees that such payment is required hereunder and under the Facility Lease and that the Purchase Price constitutes Supplemental Rent required to be paid by Alumax under the Facility Lease.

         4. Covenants and Conditions to Closing.

            A. Alumax shall perform the following covenants, each of which shall also be conditions of the Obligation of Owner Trustee to close:

                           (1) Alumax shall pay the entire Purchase Price at Closing.

                           (2) Alumax shall not commit an event of default not timely cured or waived prior to Closing under any of the Fundamental Agreements to which it is a party.



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                           (3)      Alumax shall execute and deliver all
                                    necessary documents and take all necessary steps required of Alumax to cause the obligations of Owner Trustee and USWFS under the Fundamental Agreements to which Alumax is a party to be terminated at Closing, except as set forth in Paragraph 2 above.

                  B.       Conditions to Alumax's Obligation to close:

                           (1) The Owner Trustee shall have executed and delivered to Alumax a quit claim deed and bill of sale and other appropriate instruments of conveyance, transfer or assignment, conveying to Alumax, without any recourse, representation or warranty whatsoever, express or implied (except as provided below), the entire right, title and interest of the Owner Trustee in and to the Facility, the Site, the Ground Lease, and the Assigned Rights. Notwithstanding the foregoing, the instruments of conveyance shall contain a warranty against Lessor Liens and Owner Participant Liens.

                           (2) The Owner Trustee shall have delivered documents in a form reasonably acceptable to Alumax evidencing the termination of the Site Lease, the Facility Lease and the Ground Lease and, subject to the exceptions set forth in Paragraph 2 above, any other Fundamental Agreement to which Alumax and the Owner Trustee are parties or pursuant to which Alumax has obligations and the Facility and real property related thereto are encumbered.

                           (3)      Each of the original Notes shall be
                                    delivered to the Closing marked "Paid in Full."

                           (4) Subject to the limitations set forth in Paragraph 2 above, the Owner Trustee and the Indenture Trustee shall have delivered their confirmations in writing that each and every obligation owed and all fees payable by Alumax under the Facility Lease, the Indenture and any



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                                    other Fundamental Agreement (except as set
                                    forth in Paragraph 2 above) has been fully satisfied and discharged and that each such agreement (except as set forth in Paragraph 2 above) and all other security interests, assignments and liens in favor of or arising through Lessor have been terminated and released, such confirmations and releases to be in a form reasonably satisfactory to Alumax.

                           (5) The July 30, 1993 guaranty of Alumax Inc. and all prior guaranties of the obligations of Alumax shall have been terminated with such termination in a form reasonably acceptable to Alumax.

                           (6) All original letters of credit and any replacement letters of credit identified on
                                    Schedule 1 hereto, issued for the account of Alumax, shall be returned to Alumax, and all agreements under which such letters of credit were delivered shall be terminated.

                           (7)      Title to the Facility shall not be
                                    encumbered on the date of Closing by any Owner Participant Lien not then being paid and satisfied from the proceeds of this transaction, or by any Lessor Lien.

         5. Pre-Closing Covenants. From the date this Agreement is executed and becomes effective to the Closing Date, the parties covenant to one another as follows:

                  A. Alumax shall duly and timely perform all of its obligations under the Facility Lease and each of the Fundamental Agreements to which it is a party or regarding which it has assumed obligations.

                  B. Within ten days from the date this Agreement is executed by an authorized officer of Owner Trustee and USWFS, and in all events prior to September 30, 1996, Alumax shall give the Preliminary Election Notice required pursuant to Section 22.1. of the Facility Lease, and conforming to the transaction set forth in this Agreement. Within ten days thereafter, Alumax shall give the Final Election Notice as



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                           required pursuant to Section 22.2. of the Facility
                           Lease, which notice shall set forth the election agreed to pursuant to this Agreement.

                  C. Promptly upon receipt by the Owner Trustee of the Final Election Notice provided for in (B) above, and in all events within thirty days thereafter, the Owner Trustee, pursuant to Section 2.03(f) of the Indenture, shall give the Indenture Trustee the notice provided for therein, and the Owner Trustee shall undertake to timely perform all of the obligations of the Owner Trustee and Lessor as required under the Fundamental Agreements to give full force and effect to Alumax's exercise of its option to purchase the Facility.

                  D. Neither USWFS nor Fleet nor the Owner Trustee will encumber, pledge, hypothecate, assign or otherwise impair title in and to the Facility, the Ground Lease or the Site Lease or their rights in and to the Fundamental Agreements.

         6.       Indemnification by Alumax.

                  A. Indemnification. Alumax agrees to pay and indemnify Owner Trustee and USWFS for any and all costs, expenses, interest, Premiums, penalties or liability suffered by or incurred directly or indirectly in connection with and arising under the Fundamental Agreements by reason of the prepayment of the indebtedness evidenced by the Notes and secured, among other things, by the Indenture or by reason of the determination of the Purchase Price on the basis of a negotiated fair market value rather than on the basis of an appraisal. This section shall specifically survive for a period of one year following the closing contemplated herein and shall not be merged in the instruments of closing. This indemnity specifically excludes any claim for damages or loss made by USWFS or Owner Trustee based on any claim asserted by them that the Purchase Price did not represent fair market value and any loss, cost expense, interest, penalties or liability arising from or incurred directly or indirectly as a result of the tortious act of USWFS or Owner Trustee. Alumax shall be given prompt notice of any claim for indemnification made hereunder, and the exclusive right to assume the defense and/or settlement thereof with counsel of its own choosing. By entering into this indemnity, it is not the intent of the parties to expand or extend any obligation of indemnity owed by Alumax to any parties under the Fundamental Agreements except as expressly set forth herein.



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                  B. Reference is made to Paragraph 2 above for certain terms and provisions of the Fundamental Agreements (including certain indemnification provisions) which are not to be terminated at the Closing.

         7. Representations and Warranties. Fleet, Owner Trustee and Alumax represent and warrant to each other as follows:

                  A. that it has the full power and authority to enter into this Agreement and that this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms;

                  B. that the person executing this Agreement has been duly authorized and empowered to execute and deliver this Agreement on behalf of such party; and

                  C. that the execution, delivery and performance of this Agreement and action called for in furtherance of this Agreement or contemplated thereby do not and will not, to the best of such party's knowledge, violate, conflict with, or result in a breach of any of the terms of any indenture, agreement or instrument to which it is a party or by which it is bound, or constitute a default thereunder, and to the best of its knowledge do not and will not violate any law, rule, regulation, order, writ, judgement, injunction, decree, determination, or award presently in effect; and

                  D. that no consent, approval or authorization of, or declaration, filing or registration with any (solely with respect to Fleet, Connecticut or Federal) regulatory authority is required to be made or obtained in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and

                  E. that the execution, delivery and performance of this Agreement will not and do not violate any provision of any of the incorporation and other documents under which it is formed and organized; and



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         8.       Closing. The closing ("Closing") shall be held at the offices of Alumax, 5655 Peachtree Parkway, Norcross, Georgia 30092 commencing at 9:00 a.m. on November 25, 1997 unless the parties shall otherwise agree in writing. The Closing shall be a physical closing with authorized representatives of each party present, and at the Closing all funds and documents shall be tendered and simultaneously exchanged.

         9.       Miscellaneous Covenants.

                  A. Each party will bear its own costs and expenses under this Agreement, excepting that Alumax will pay the expenses of the Owner Trustee and the Indenture Trustee incurred by them in the proper execution of the obligations set forth in Sections 5C or as may otherwise be required by the transactions contemplated by this Agreement, including the reasonable fees and expenses of their counsel.

                  B. The costs to record transfer of title, filing fees, transfer taxes, mortgage and lien release filing fees and other similar fees, if any, shall be paid by Alumax.

                  C. The cost of obtaining any title insurance commitment or title insurance policy which Alumax may desire to obtain shall be paid by Alumax.

                  D. Notices. Any notice required to be given hereunder shall be in writing and delivered by U.S. Postal Service, first class, postage prepaid addressed to the party as set forth herein or by any national next-day carrier . Notices shall be effective only upon receipt.

                           If to Fleet or Owner Trustee:

                           Fleet National Bank
                           Corporate Trust Administration
                           777 Main Street
                           Hartford, Connecticut 06115



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                           With a copy to:

                           U S WEST Financial Services, Inc.
                           6200 South Quebec Street
                           Suite 350
                           Englewood, CO 80111
                           Attn: President

                           And with a copy to:

                           U S WEST, Inc.
                           Law Department
                           7800 East Orchard Road
                           Suite 480
                           Englewood, CO 80111
                           Attn:  Senior Tax Counsel

                           If to Alumax:

                           Alumax Mill Products, Inc.
                           c/o Alumax Inc.
                           Law Department
                           5655 Peachtree Parkway
                           Norcross, Georgia 30092-2812

         10. Environmental Cooperation. Alumax covenants and agrees to reasonably cooperate with the owner Trustee and USWFS in connection with any reasonable environmental study, audit or report which the Owner Trustee or USWFS orders prior to the date of Closing with respect to the Site and/or the Facility.

         11. Confidentiality. Except as required by law or as either party may reasonably determine is required to comply with regulatory or securities law or regulation disclosure requirements, Alumax, Fleet and Owner Trustee each covenant to the other that, without the other party's consent, (a) it will hold in strict confidence all documents and other information concerning the Facility and the Site, including, without limitation, the results of any inspections made by any party hereto, and the other party and the other party's business and properties, and (b) if the Closing should not occur, such confidence shall be maintained and all such documents and information (if in written form) shall, immediately after termination of this Agreement, be returned to the party originally furnishing same, and (c) neither Alumax, Fleet nor Owner Trustee, nor any of their affiliates will hold any press conference, issue any press release, record this Agreement or any other document containing any information concerning this Agreement or otherwise divulge the existence of this Agreement or the terms contained herein to any prospective purchaser, lender, investor or other third party or the public generally (except for their



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respective current investors, consultants, brokers/dealers, confidential legal and accounting advisers and any prospective lenders providing financing for the Facility (provided that any and all communications with such lenders shall be private and confidential) and then only to the extent such terms are customarily disclosed to the applicable person in connection with transactions similar to the one contemplated hereby, and provided that any such investor, consultant, broker/dealer, legal and accounting advisors and lenders are informed of the confidentiality provisions of this section). Notwithstanding the foregoing, Alumax, Fleet and the Owner Trustee shall cooperate to develop a mutually acceptable joint statement to release to the press and public at or immediately after the Closing. This section shall specifically survive the Closing and shall not be merged into the instruments of closing. Notwithstanding the foregoing, the obligations of this section shall not apply to matters which are disclosed in the joint statement or are a matter of public record.

         12. Disclaimer of Warranties and Representations -- "As Is -- Where Is." Except as stated in this Agreement, neither Fleet, Owner Trustee nor USWFS nor anyone acting for or on behalf of either of them has made any representation, statement, warranty or promise, either written or oral, concerning the Facility or the Site or the feasibility, desirability or adaptability thereof for any particular purpose. All matters other than those specifically addressed in this Agreement have been or shall be independently verified by Alumax, and except as otherwise provided herein, Alumax is purchasing the Facility and consummating the transaction described herein based on its own examination and inspection, in its "as is, where is" physical condition and state of repair, subject to all latent and patent defects. Alumax: hereby waives and the Owner Trustee, Fleet and USWFS hereby disclaim all warranties of any type or kind whatsoever with respect to the Facility and the Site except as expressly set forth in this Agreement.

         13. Waiver and Release. Except to the extent caused by a breach of any of Fleet's or Owner Trustee's express representations set forth herein, Alumax, for Alumax and Alumax's successors and assigns, releases Fleet, the Owner Trustee, USWFS and their agents, employees, officers, directors, brokers, contractors and representatives from, and waives any and all causes of action or claims against any of such persons for (i) any and all liability attributable to any physical condition of or at the Facility or the Site, including, without limitation, the presence on, under or about the Facility or the Site of any dangerous, harmful or hazardous substances and materials; (ii) any and all liability resulting from the failure of the Facility or the Site to comply with any applicable laws, including, without limitation, any environmental law; and
(iii) any liabilities, damages or injury arising from connected with or otherwise caused by statements,



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opinions or information obtained from any of such persons with respect to the
Facility or the Site. Further, each party hereto releases each other party hereto and waives any and all causes of action or claims based on the adequacy of the Purchase Price or, except as expressly set forth herein, on any statements or information, whether written or oral, provided by one party to the other with respect thereto.

                  14. ARBITRATION OF DISPUTES. ANY CLAIM, CONTROVERSY OR DISPUTE BETWEEN ALUMAX, FLEET, THE OWNER TRUSTEE, USWFS AND ALUMAX INC., OR ANY OF THEM, WHETHER SOUNDING IN CONTRACT, STATUTE, TORT, FRAUD, MISREPRESENTATION OR OTHER LEGAL THEORY, RELATED DIRECTLY TO THIS AGREEMENT, WHENEVER BROUGHT AND WHETHER BETWEEN THE PARTIES TO THIS AGREEMENT OR BETWEEN ONE OF THE PARTIES TO THIS AGREEMENT AND THE EMPLOYEES, AGENTS OR AFFILIATED BUSINESSES OF THE OTHER PARTY, SHALL BE RESOLVED BY ARBITRATION AS PRESCRIBED IN THIS SECTION UNLESS SUCH CLAIM, CONTROVERSY OR DISPUTE INVOLVES OTHER PARTIES FOR A PROPER AND COMPLETE RESOLUTION THEREOF AND ONE OR MORE SUCH OTHER PARTIES DOES NOT AGREE TO PARTICIPATE IN SUCH ARBITRATION. THE FEDERAL ARBITRATION ACT, 9 U.S.C. Sections 1-15, NOT STATE LAW, SHALL GOVERN THE ARBITRATION OF ALL SUCH CLAIMS.

         A SINGLE ARBITRATOR WHO IS A RETIRED FEDERAL OR NEW YORK JUDGE SHALL CONDUCT THE ARBITRATION UNDER THE THEN CURRENT RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"). THE ARBITRATOR SHALL BE SELECTED BY MUTUAL AGREEMENT
OF THE PARTIES, OR IF THEY ARE UNABLE TO REACH AGREEMENT ON THE ARBITRATOR WITHIN THIRTY (30) DAYS OF WRITTEN NOTICE BY ONE PARTY TO THE OTHER INVOKING THIS ARBITRATION PROVISION, IN ACCORDANCE WITH AAA PROCEDURES FROM A LIST OF QUALIFIED PEOPLE MAINTAINED BY THE AAA. THE ARBITRATION SHALL BE CONDUCTED IN NEW YORK CITY, NEW YORK AND ALL EXPEDITED PROCEDURES PRESCRIBED BY THE AAA RULES SHALL APPLY.

         THERE SHALL BE NO DISCOVERY OTHER THAN THE EXCHANGE OF INFORMATION WHICH IS PROVIDED TO THE ARBITRATOR BY THE PARTIES. THE ARBITRATOR SHALL HAVE AUTHORITY ONLY TO GRANT SPECIFIC PERFORMANCE AND TO ORDER OTHER EQUITABLE RELIEF AND TO AWARD COMPENSATORY DAMAGES, BUT SHALL NOT HAVE THE AUTHORITY TO AWARD PUNITIVE DAMAGES OR OTHER NONCOMPENSATORY DAMAGES OR ANY OTHER FORM OF RELIEF. THE ARBITRATOR SHALL AWARD TO THE PREVAILING PARTY ITS REASONABLE ATTORNEYS' FEES AND COSTS AND OTHER EXPENSES INCURRED IN THE ARBITRATION, EXCEPT THE PARTIES SHALL SHARE EQUALLY THE FEES AND EXPENSES OF THE ARBITRATOR. THE ARBITRATOR'S DECISION AND AWARD SHALL BE FINAL AND BINDING, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

         IF ANY PARTY FILES A JUDICIAL OR ADMINISTRATIVE ACTION ASSERTING CLAIMS SUBJECT TO ARBITRATION AS PRESCRIBED HEREIN, AND ANOTHER PARTY SUCCESSFULLY STAYS SUCH ACTION OR COMPELS ARBITRATION

OF SAID CLAIMS, THE PARTY FILING SAID ACTION SHALL PAY THE OTHER PARTY'S COSTS AND EXPENSES INCURRED IN SEEKING SUCH STAY OR COMPELLING ARBITRATION, INCLUDING REASONABLE ATTORNEYS' FEES.

         15.      Miscellaneous Provisions.

                  A. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of New York.

                  B. Business Day. If the date of the Closing is to occur on a holiday or other non-business day, or if any period of time set forth in this Agreement expires on a holiday or other non-business day, then such date of Closing or expiration date shall be on the following business day.

                  C. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Alumax, Fleet nor owner Trustee shall have the right to assign their rights or obligations under this Agreement, in whole or in part, to any person or entity without the prior written consent of the other party, which consent shall not be unreasonably withheld.

                  D. Captions and Headings. The captions and headings contained in this Agreement are for convenience only and are not a part of this Agreement.

                  E. Construction of Agreement. The parties hereto acknowledge that they have each had the benefit of independent counsel with regard to this Agreement and that this Agreement has been prepared as a result of the joint efforts of the parties and their respective counsel. Accordingly, the parties agree that the provisions of this Agreement shall not be construed or interpreted for or against any part based upon authorship.

                  F. Further Instruments. The parties agree to execute such further instruments as may be reasonably necessary in order to complete the transaction contemplated hereby in accordance with the terms, intent and purpose of this Agreement.

                  G. Third Party Beneficiary. USWFS is a third party beneficiary of this Agreement and the representations, warranties, indemnities, covenants and obligations of the parties set forth herein.

                  H. Complete Agreement. This is the complete agreement between the parties as to the subject matter stated herein and any and all prior written and verbal negotiations and agreements are contained herein or are superseded by the terms of this Agreement. This Agreement may only be amended in a writing signed by all parties hereto.

                  I. Trust Capacity of Fleet. This instrument is executed by Fleet, not in its individual capacity, except as specifically provided herein, but solely in its capacity as owner/trustee under an owner Trust Agreement dated November 25, 1986, for the benefit of USWFS (the successor by merger to U S WEST Capital Corporation).

                  J. Guaranty by Alumax, Inc. This Agreement shall not be of any force or effect unless and until (a) it is fully executed by the parties hereto, and (b) the guaranty set forth below is executed by Alumax Inc.

                  K. A material default by either party pursuant to the terms of the Facility Lease shall be deemed to constitute a default hereunder, and a material default hereunder by either of the parties shall be deemed to constitute a default under the Facility Lease.

EXECUTED AND EFFECTIVE as of the 18th day of September, 1996.


                                        ALUMAX MILL PRODUCTS, INC.

                                        By: /s/ Lawrence B. Frost
                                           ----------------------------------
                                        Name: LAWRENCE B. FROST
                                             --------------------------------
                                        Title: Vice President
                                              -------------------------------

                                        FLEET NATIONAL BANK
                                              not in its individual
                                              capacity, except as
                                              specifically provided
                                              herein, but solely in its
                                              capacity as Owner Trustee

                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

This instrument is executed by U S WEST Financial Services, Inc. ("USWFS") as successor by merger to U S WEST Capital Corporation, for the purpose of approving the above Facility Purchase Agreement and for the purpose of authorizing and instructing Fleet National Bank, as Owner Trustee USWFS, to execute the same in such capacity and to take any and all actions on behalf of USWFS that are required to be taken by the owner Trustee or the Lessor to give full effect to the exercise by Alumax of its option to purchase the Facility and to close said purchase.

U S WEST Financial Services, Inc.

By: /s/ Robert L. Hirsch
   ------------------------------
Name: Robert L. Hirsch
     ----------------------------
Title: VP
      ---------------------------
Date: September 17, 1996
     ----------------------------


         FOR GOOD AND VALUABLE CONSIDERATION, the receipt, adequacy and sufficiency of which are hereby confessed and acknowledged, Alumax Inc. does hereby guarantee the prompt, full and faithful performance by Alumax Mill Products, Inc. of its obligations set forth in the above Facility Purchase Agreement.

         Executed as of the 19th day of September, 1996.

                                        Alumax Inc.

                                        By: /s/ Lawrence B. Frost
                                           ----------------------------------
                                        Name: LAWRENCE B. FROST
                                             --------------------------------
                                        Title: Senior Vice President
                                              -------------------------------

                                   SCHEDULE 1



        =====================================================================================================================
         L/C Number           Effect. Date           Mat. Date                     Amount                 Beneficiary
        ---------------------------------------------------------------------------------------------------------------------
        SBY-502267            11/11/93               12/31/96                   39,200,000.00             U S WEST
                                                                                                          Financial
        ---------------------------------------------------------------------------------------------------------------------
        1269/Sl1085           11/09/93               01/20/97                    3,883,109.09             Great American
                                                                                                          Life Ins.
        ---------------------------------------------------------------------------------------------------------------------
        1269/S11086           11/09/93               01/20/97                    2,329,865.45             Windsor Insurance
                                                                                                          Co.
        ---------------------------------------------------------------------------------------------------------------------
        1269/S11088           11/09/93               01/20/97                    2,329,865.45             Dixie Insurance Co.
        ---------------------------------------------------------------------------------------------------------------------
        1269/S11113           11/09/93               01/31/97                    1,718,664.08             American Life &
                                                                                                          Casualty
        ---------------------------------------------------------------------------------------------------------------------
        1269/S11087           11/09/93               01/20/97                    3,106,487.27             Stonewall-Insurance
                                                                                                          Co.
        ---------------------------------------------------------------------------------------------------------------------
        9603061S287           3/18/96                12/30/96                   47,816,683.00             State Street Bank
                                                                                                          by way of
                                                                                                          Assignment from
                                                                                                          Fleet
        =====================================================================================================================